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                                                                   EXHIBIT 23.3

The Board of Directors
Gentle Dental Service Corporation:

  We consent to the use of our report on the financial statements of GMS Dental Group, Inc. dated November 14, 1997 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement on Form SB-2 and the related Prospectus of Gentle Dental Service Corporation for the registration of 4,125,000 shares of common stock.

                                          KPMG Peat Marwick LLP

Orange County, California
January 8, 1998